Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

July 29, 2011

PRODUCT INFORMATION SECTION

http://ipathetn.com/product-information.jsp

[Header] Product Information

[Sub head]

DAILY LIQUIDITY: iPath ETNs can be bought or sold anytime during market hours.

The performance quoted represents past performance and does not guarantee future results.

Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. Click here for additional market price information. For information on fees, please click on the “Profile” Tab below.

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Returns | Profile

Product Name	Ticker	Inception Date	Indicative Value Returns (%) As of xx/xx/xxxx						Market Price Returns (%) As of xx/xx/xxxx
			1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*	1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	5/22/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Broad Commodity ETN	BCM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Agriculture ETN	DIRT	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Energy ETN	ONG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Grains ETN	WEET	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Industrial Metals ETN	HEVY	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Livestock ETN	LSTK	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Precious Metals ETN	BLNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Softs ETN	GRWN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Seasonal Natural Gas ETN	DCNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Crude Oil ETN	OLEM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Aluminum ETN	FOIL	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Copper ETN	CUPM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Lead ETN	LEDD	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Nickel ETN	NINI	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cocoa ETN	CHOC	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Coffee ETN	CAFE	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cotton ETN	CTNN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Sugar ETN	SGAR	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® EUR/USD Exchange Rate ETN	ERO	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GBP/USD Exchange Rate ETN	GBB	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Global Carbon ETN	GRN	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® JPY/USD Exchange Rate ETN	JYN	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® MSCI India Index(SM) ETN	INP	12/19/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Optimized Currency Carry ETN	ICI	1/31/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	7/16/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN	IVO	1/13/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	8/15/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Total Return Index ETN	GSP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Steepener ETN	STPP	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Flattener ETN	FLAT	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bull ETN	DTUL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bear ETN	DTUS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bull ETN	DFVL	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bear ETN	DFVS	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bull ETN	DTYL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bear ETN	DTYS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bull ETN	DLBL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bear ETN	DLBS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Long Extended Russell 1000® TR Index ETN	ROLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended S&P 500® TR Index ETN	SFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	xx/xx/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

*	Since inception returns are cumulative for notes less than one year old, otherwise, returns are annualized.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

[Tabs]

Returns | Profile

Product Name	Ticker	Yearly Fee (%)	Exchange	Maturity Date
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75	NYSE Arca	5/28/2037
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	0.75	NYSE Arca	6/12/2036
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	0.75	NYSE Arca	10/22/2037

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	0.75	NYSE Arca	6/24/2038
iPath® Pure Beta Broad Commodity ETN	BCM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Agriculture ETN	DIRT	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Energy ETN	ONG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Grains ETN	WEET	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Industrial Metals ETN	HEVY	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Livestock ETN	LSTK	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Precious Metals ETN	BLNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Softs ETN	GRWN	0.75	NYSE Arca	4/18/2041
iPath® Seasonal Natural Gas ETN	DCNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Crude Oil ETN	OLEM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Aluminum ETN	FOIL	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Copper ETN	CUPM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Lead ETN	LEDD	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Nickel ETN	NINI	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cocoa ETN	CHOC	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Coffee ETN	CAFE	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cotton ETN	CTNN	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Sugar ETN	SGAR	0.75	NYSE Arca	4/18/2041
iPath® EUR/USD Exchange Rate ETN	ERO	0.4	NYSE Arca	5/14/2037
iPath® GBP/USD Exchange Rate ETN	GBB	0.4	NYSE Arca	5/14/2037
iPath® Global Carbon ETN	GRN	0.75	NYSE Arca	6/24/2038
iPath® JPY/USD Exchange Rate ETN	JYN	0.4	NYSE Arca	5/14/2037
iPath® MSCI India IndexSM ETN	INP	0.89	NYSE Arca	12/18/2036
iPath® Optimized Currency Carry ETN	ICI	0.65	NYSE Arca	1/28/2038
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	0.89	NYSE Arca	7/17/2020
iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN	IVO	0.89	NYSE Arca	1/14/2021
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	0.89	NYSE Arca	1/30/2019
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	0.89	NYSE Arca	1/30/2019
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	0.75	NYSE Arca	8/14/2036
iPath® S&P GSCI® Total Return Index ETN	GSP	0.75	NYSE Arca	6/12/2036

iPath® US Treasury Steepener ETN	STPP	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Flattener ETN	FLAT	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bull ETN	DTUL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bear ETN	DTUS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 5-year Bull ETN	DFVL	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 5-year Bear ETN	DFVS	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 10-year Bull ETN	DTYL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 10-year Bear ETN	DTYS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bull ETN	DLBL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bear ETN	DLBS	0.75	NYSE Arca	8/13/2020
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35	NYSE Arca	11/30/2020
iPath® Short Extended S&P 500® TR Index ETN	SFSA	0.35	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	0.89	NYSE Arca	xx/xx/2021

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT INFORMATION SECTION